EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Stacy Feit
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(213) 486-6549

ASHFORD INC. STOCKHOLDERS APPROVE COMBINATION
WITH REMINGTON

A Majority of the Minority Votes Cast Vote in Favor of the Combination

DALLAS, April 13, 2016 – Ashford Inc. (NYSE MKT: AINC) (“Ashford” or the “Company”) announced that its stockholders approved the proposals relating to the Company’s combination with Remington Holdings, LP (“Remington”) at a special meeting held yesterday. Holders of over 80% of Ashford shares present and voting at the meeting, representing over 85% of outstanding shares, voted in favor of the combination, and approximately 56% of shares, excluding shares owned by Ashford Hospitality Trust (NYSE: AHT), Ashford Hospitality Prime (NYSE: AHP), and insiders and related parties, present and voting at the meeting voted in favor of the combination. The combination will create the only public, pure-play provider of asset and property management services to the lodging industry.

“With stockholder support of our combination with Remington, we have achieved a significant milestone as we move to complete this transformational transaction, which we expect to close during the second quarter,” said Monty J. Bennett, Ashford’s Chairman and Chief Executive Officer. “The combination will rapidly build operating scale and earnings power, and we expect it to significantly accelerate Ashford’s growth.”

The proposed transaction is expected to be completed in the second quarter of 2016, and is subject to receiving an acceptable private letter ruling from the U.S. Internal Revenue Service, receipt of certain tax opinions, satisfaction of other tax related conditions, other customary closing conditions, as well as the Company’s stockholders’ approval received today.

Ashford provides global asset management, investment management and related services to the real estate and hospitality sectors.

Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control. These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction; the failure to satisfy conditions to completion of the transaction, including receipt of regulatory approvals, stockholder approval and a private letter ruling from the IRS; changes in the business or operating prospects of Remington; adverse litigation or regulatory developments; our success in implementing our business development plans of integrating Ashford’s and Remington’s business and realizing the expected benefits of the transaction; general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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